UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2010

PIXELWORKS, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd. Ste 101

Portland, OR 97224

(503) 601-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (d) Effective July 29, 2010, the board of directors (the “Board”) of Pixelworks, Inc., an Oregon corporation (the “Company”), appointed Stephen Domenik to the Board and Richard Sanquini to Chairman of the Board to fill the seats vacated by the July 29, 2010 resignation of Allen Alley. There were no disagreements or disputes between Mr. Alley and the Company which led to the resignation.

Mr. Domenik’s initial term will end at our 2011 Annual Meeting and we anticipate that Mr. Dominek will be nominated by the Board for re-election by the Company’s shareholders at the 2011 Annual Meeting.

Mr. Domenik has been a General Partner with Sevin Rosen Funds, a venture capital firm, since 1995 and has developed considerable relevant experience in investments in and the strategic development of high technology companies. During his tenure at Sevin Rosen Funds he has led numerous investments in private companies. Mr. Domenik has served on the board of directors of NetLogic Microsystems, Inc. (NETL), a publicly traded fabless semiconductor company, since January 2001, including service on their audit committee, compensation committee and governance and nominating committee. Mr. Domenik also sits on the boards of directors of various private companies.

Our non-employee directors are eligible for certain compensation benefits, as set forth in the Summary of Pixelworks Non-Employee Director Compensation, previously filed on May 6, 2010 with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q. On the date of his appointment, as a new director of the Company, Mr. Domenik was granted a stock option to purchase 10,000 shares of common stock. The exercise price of such option is equal to the closing price of the Company’s common stock on July 29, 2010, the date of grant. Mr. Domenik will also receive an annual retainer of $27,000 for his service on the Board.

There are no arrangements or understandings between Mr. Domenik and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Domenik or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In light of Mr. Alley’s prior contributions to the Company, the Board approved immediate acceleration of vesting of Mr. Alley’s outstanding equity awards and payment of $75,000 for the Board compensation Mr. Alley would have otherwise received for serving on the Board through the date of the next Annual Meeting of Shareholders. Mr. Alley will also receive payment of the remaining unpaid severance of $102,000 per the CEO Transition Agreement dated and effective December 12, 2006, by and between Allen Alley and the Company (previously filed on March 12, 2007 as Exhibit 10.10 to the Company’s Annual Report on Form 10-K).

On July 29, 2010, the Board also approved the Form of Indemnity Agreement between Pixelworks, Inc. and each of the members of the Board and Steven Moore, the Company’s Chief Financial Officer. A copy of the Form of Indemnity Agreement is filed herewith as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Indemnity Agreement between Pixelworks, Inc. and each of the members of the Board and Steven Moore, the Company’s Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

	By	/s/ Steven L. Moore
Date: August 2, 2010		Steven L. Moore
Vice President, Chief Financial Officer, Secretary and Treasurer